EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2023 FIRST QUARTER RESULTS
Reports Q1 Revenue above Outlook Range, Sees Similar Demand in Q2

LIVERMORE, Calif. — May 3, 2023 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the first quarter of fiscal 2023 ended April 1, 2023. Quarterly revenues were $167.4 million, an increase of 0.9% compared to $166.0 million in the fourth quarter of fiscal 2022, and a decrease of 15.1% from $197.2 million in the first quarter of fiscal 2022.

•Delivered revenue exceeding the outlook range, gross margins and EPS at the high end of their ranges
•Generated significant sequential improvement in gross margins and profitability
•Significantly increased Foundry & Logic revenue from multiple wins at major foundry and IDM customers
•Achieved strong Systems segment results, with near-record revenue and gross margins

“FormFactor’s first quarter revenue was similar to the fourth quarter’s, exceeding our outlook range due to timing of shipments, as we delivered significant sequential improvement in gross margins and profitability,” said Mike Slessor, CEO of FormFactor, Inc. “While this cyclical downturn continues, we are carefully balancing disciplined cost control, to preserve quarterly profitability and protect our strong balance sheet, with long-term investments in R&D and long-lead time components of our capacity increase plans.”

First Quarter Highlights

On a GAAP basis, net income for the first quarter of fiscal 2023 was $1.3 million, or $0.02 per fully-diluted share, compared to net loss for the fourth quarter of fiscal 2022 of $13.7 million, or negative $0.18 per fully-diluted share, and net income for the first quarter of fiscal 2022 of $29.9 million, or $0.38 per fully-diluted share. Gross margin for the first quarter of fiscal 2023 was 36.5%, compared with 27.2% in the fourth quarter of fiscal 2022, and 47.8% in the first quarter of fiscal 2022.

On a non-GAAP basis, net income for the first quarter of fiscal 2023 was $12.5 million, or $0.16 per fully-diluted share, compared to net income for the fourth quarter of fiscal 2022 of $4.1 million, or $0.05 per fully-diluted share, and net income for the first quarter of fiscal 2022 of $38.7 million, or $0.49 per fully-diluted share. On a non-GAAP basis, gross margin for the first quarter of fiscal 2023 was 38.4%, compared with 31.7% in the fourth quarter of fiscal 2022, and 49.0% in the first quarter of fiscal 2022.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

GAAP net cash provided by operating activities for the first quarter of fiscal 2023 was $12.3 million, compared to $20.7 million for the fourth quarter of fiscal 2022, and $44.2 million for the first quarter of fiscal 2022. Free cash flow for the first quarter of fiscal 2023 was negative $7.3 million, compared to free cash flow for the fourth quarter of fiscal 2022 of negative $5.4 million, and free cash flow for the first quarter of 2022 of $28.7 million. A reconciliation of net cash provided by operating activities to non-GAAP free cash flow is provided in the schedules included below.

Outlook

Dr. Slessor added, “In the second quarter, we anticipate comparable results as we execute against relatively stable overall demand for our products, along with the strong new-design activity we are supporting across the industry.”

For the second quarter ending July 1, 2023, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$162.0 million +/- $5 million	—	$162.0 million +/- $5 million
Gross Margin	36% +/- 1.5%	$3 million	38% +/- 1.5%
Net income (loss) per diluted share	($0.05) +/- $0.04	$0.17	$0.12 +/- $0.04
*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, restructuring charges, and amortization of intangibles, inventory, and fixed asset fair value adjustments due to acquisitions.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:25 p.m. PDT, or 4:25 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP operating income, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three months ended April 1, 2023, and for outlook provided before, as well as for the comparable periods of fiscal 2022, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (Nasdaq: FORM), is a leading provider of essential test and measurement technologies along the full semiconductor product life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, and the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date of this release, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding future financial and operating results, customer demand, conditions in the semiconductor industry, and growth opportunities, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in demand for the Company’s products; customer-specific demand; market opportunity; anticipated industry trends; the availability, benefits, and speed of customer acceptance or implementation of new products and technologies; manufacturing, processing, and design capacity, goals, expansion, volumes, and progress; difficulties or delays in research and development; industry seasonality; risks to the Company’s realization of benefits from acquisitions, investments in capacity and investments in new electronic data systems and information technology; reliance on customers or third parties (including suppliers); changes in macro-economic environments; events affecting global and regional economic and market conditions and stability such as infectious diseases and pandemics, military conflicts, political volatility and similar factors, operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. We continue to operate in an environment with substantial uncertainties arising from global, regional and national health crises such as the COVID-19 pandemic, including with respect to their impact on our operations, capacity, customer demand, and supply chain, as well as the macroeconomic environment. In addition, there are varying barriers to international trade, including restrictive trade and export regulations, dynamic tariffs, trade disputes between the U.S. and other countries, such as the recent US-China restrictions, and national security developments or tensions, that may substantially restrict or condition our sales to or in certain countries, increase the cost of doing business internationally, and disrupt our supply chain. No assurances can be given that any of the events anticipated by the forward-looking statements within this press release will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	April 1, 2023	December 31, 2022	March 26, 2022
Revenues	$167,448	$165,987	$197,174
Cost of revenues	106,370	120,784	102,950
Gross profit	61,078	45,203	94,224
Operating expenses:
Research and development	28,245	27,222	27,134
Selling, general and administrative	32,742	33,926	32,906
Total operating expenses	60,987	61,148	60,040
Operating income (loss)	91	(15,945)	34,184
Interest income (expense), net	1,276	957	(54)
Other income (expense), net	23	(467)	192
Income (loss) before income taxes	1,390	(15,455)	34,322
Provision (benefit) for income taxes	48	(1,728)	4,450
Net income (loss)	$1,342	$(13,727)	$29,872
Net income (loss) per share:
Basic	$0.02	$(0.18)	$0.38
Diluted	$0.02	$(0.18)	$0.38
Weighted-average number of shares used in per share calculations:
Basic	77,066	76,972	78,246
Diluted	77,255	76,972	79,468

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	April 1, 2023	December 31, 2022	March 26, 2022
GAAP Gross Profit	$61,078	$45,203	$94,224
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	1,356	1,360	1,168
Stock-based compensation	1,910	973	1,078
Restructuring charges	25	5,122	139
Non-GAAP Gross Profit	$64,369	$52,658	$96,609

GAAP Gross Margin	36.5%	27.2%	47.8%
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	0.8%	0.8%	0.6%
Stock-based compensation	1.1%	0.6%	0.5%
Restructuring charges	—%	3.1%	0.1%
Non-GAAP Gross Margin	38.4%	31.7%	49.0%

GAAP operating expenses	$60,987	$61,148	$60,040
Adjustments:
Amortization of intangibles	(1,547)	(1,530)	(1,561)
Stock-based compensation	(7,380)	(8,491)	(6,442)
Restructuring charges	(897)	(3,249)	(174)
Non-GAAP operating expenses	$51,163	$47,878	$51,863

GAAP operating income (loss)	$91	$(15,945)	$34,184
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	2,903	2,890	2,729
Stock-based compensation	9,290	9,464	7,520
Restructuring charges	922	8,371	313
Non-GAAP operating income	$13,206	$4,780	$44,746

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	April 1, 2023	December 31, 2022	March 26, 2022
GAAP net income (loss)	$1,342	$(13,727)	$29,872
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	2,903	2,890	2,729
Stock-based compensation	9,290	9,464	7,520
Restructuring charges	922	8,371	313
Income tax effect of non-GAAP adjustments	(1,965)	(2,850)	(1,725)
Non-GAAP net income	$12,492	$4,148	$38,709

GAAP net income (loss) per share:
Basic	$0.02	$(0.18)	$0.38
Diluted	$0.02	$(0.18)	$0.38

Non-GAAP net income per share:
Basic	$0.16	$0.05	$0.49
Diluted	$0.16	$0.05	$0.49

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	April 1, 2023	March 26, 2022
Cash flows from operating activities:
Net income	$1,342	$29,872
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,576	6,960
Amortization	2,378	2,369
Stock-based compensation expense	9,290	7,520
Provision for excess and obsolete inventories	4,973	2,501
Other activity impacting operating cash flows	(13,250)	(5,067)
Net cash provided by operating activities	12,309	44,155
Cash flows from investing activities:
Acquisition of property, plant and equipment	(19,701)	(15,606)
Proceeds from maturities and sales (purchases) of marketable securities, net	6,162	(5,472)
Net cash used in investing activities	(13,539)	(21,078)
Cash flows from financing activities:
Purchase of common stock through stock repurchase program	—	(9,397)
Proceeds from issuances of common stock	5,024	5,687
Tax withholdings related to net share settlements of equity awards	(387)	(72)
Principal repayments on term loans	(259)	(2,234)
Net cash provided by (used) in financing activities	4,378	(6,016)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(276)	(1,142)
Net increase in cash, cash equivalents and restricted cash	2,872	15,919
Cash, cash equivalents and restricted cash, beginning of period	112,982	155,342
Cash, cash equivalents and restricted cash, end of period	$115,854	$171,261

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO
NON-GAAP FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended
	April 1, 2023	December 31, 2022	March 26, 2022
Net cash provided by operating activities	$12,309	$20,738	$44,155
Adjustments:
Cash paid for interest	106	117	163
Capital expenditures	(19,701)	(26,230)	(15,606)
Free cash flow	$(7,286)	$(5,375)	$28,712

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 1, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$112,360	$109,130
Marketable securities	123,891	129,006
Accounts receivable, net of allowance for credit losses	103,969	88,143
Inventories, net	116,553	123,157
Restricted cash	1,207	1,221
Prepaid expenses and other current assets	22,941	23,895
Total current assets	480,921	474,552
Restricted cash	2,287	2,631
Operating lease, right-of-use-assets	30,420	31,362
Property, plant and equipment, net of accumulated depreciation	198,232	189,848
Goodwill	211,773	211,444
Intangibles, net	24,486	26,751
Deferred tax assets	67,951	67,646
Other assets	3,686	3,994
Total assets	$1,019,756	$1,008,228

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$63,756	$69,308
Accrued liabilities	31,981	42,115
Current portion of term loan, net of unamortized issuance costs	1,142	1,045
Deferred revenue	23,779	29,846
Operating lease liabilities	7,512	7,353
Total current liabilities	128,170	149,667
Term loan, less current portion, net of unamortized issuance costs	14,034	14,389
Deferred tax liabilities	2,905	2,732
Long-term operating lease liabilities	26,407	27,587
Deferred grant	18,000	—
Other liabilities	5,868	5,568
Total liabilities	195,384	199,943

Stockholders’ equity:
Common stock	77	77
Additional paid-in capital	858,195	844,842
Accumulated other comprehensive loss	(4,186)	(5,578)
Accumulated deficit	(29,714)	(31,056)
Total stockholders’ equity	824,372	808,285
Total liabilities and stockholders’ equity	$1,019,756	$1,008,228

About our Non-GAAP Financial Measures:

We believe that the presentation of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our Company. We compute non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income, by adjusting GAAP net income (loss), GAAP net income (loss) per basic and diluted share, GAAP gross profit, GAAP gross margin, GAAP operating expenses, and GAAP operating income (loss) to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP, and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income (loss), net income (loss) per basic and diluted share, gross profit, gross margin, operating expenses, or operating income (loss) in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Non-GAAP Financial Measure Reconciliations” and “Reconciliation of Cash Provided by Operating Activities to non-GAAP Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F